UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 24, 2020

Fulcrum Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38978	47-4839948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Landsdowne Street Cambridge, Massachusetts		02139
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 651-8851

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.001 par value per share	FULC	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On June 24, 2020, Fulcrum Therapeutics, Inc. (the “Company”) announced that it received notification from the U.S. Food and Drug Administration (“FDA”) that the Company may proceed with initiating a Phase 3, randomized, double-blind, placebo-controlled trial of losmapimod in higher risk hospitalized adults with COVID-19 (the “LOSVID trial”).

The LOSVID trial is a Phase 3, international, multicenter trial designed to assess the safety and efficacy of a 15 mg twice per day oral dose of losmapimod compared to placebo for 14 days on top of standard of care in approximately 400 patients hospitalized with COVID-19 and at risk of progression to critical illness based on older age and elevated systemic inflammation. The primary endpoint of the trial is the proportion of patients who progress to death or respiratory failure by day 28. The trial’s secondary endpoints include clinical status on days seven and 14 as measured on the nine point WHO ordinal scale of COVID-19 severity, total number of study days free of oxygen supplementation, all-cause mortality, length of hospitalization and ICU stay, adverse events and viral clearance.

The Company intends to conduct an interim analysis for futility and sample size re-estimation using an independent data monitoring committee when approximately 50 percent of subjects complete the 28-day visit and expects such analysis to be conducted in the fourth quarter of 2020. The Company expects to report topline data in the first quarter of 2021.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties, including statements regarding the Company’s initiation of a clinical trial and evaluation, and the potential benefits, of losmapimod as a potential treatment for COVID-19, the development status of the Company’s product candidates and the timing of availability of clinical trial data. All statements, other than statements of historical facts, contained in this Current Report on Form 8-K, including statements regarding the Company’s strategy, future operations, future financial position, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements. These risks and uncertainties include, but are not limited to, risks relating to the COVID-19 pandemic; risks associated with the Company’s ability to obtain and maintain necessary approvals from the FDA and other regulatory authorities; continue to advance its product candidates in clinical trials; initiate and enroll clinical trials on the timeline expected or at all; correctly estimate the potential patient population and/or market for the Company’s product candidates; replicate in clinical trials positive results found in preclinical studies and/or earlier-stage clinical trials of losmapimod and its other product candidates; advance the development of its product candidates under the timelines it anticipates in current and future clinical trials; obtain, maintain or protect intellectual property rights related to its product candidates; manage expenses; and raise the substantial additional capital needed to achieve its business objectives. For a discussion of other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the “Risk Factors” section, as well as discussions of potential risks, uncertainties and other important factors, in the Company’s most recent filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date hereof and should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FULCRUM THERAPEUTICS, INC.

Date: June 26, 2020	By:	/s/ Robert J. Gould
Name: Robert J. Gould
Title: President and Chief Executive Officer